For more information, contact:
Katharine Boyce
Acxiom Investor Relations
501-342-1321
investor.relations@acxiom.com
EACXM

ACXIOM ANNOUNCES SECOND QUARTER RESULTS

Successfully Launches Acxiom Audience Operating System™

LITTLE ROCK, Ark. – November 6, 2013 Acxiom® (Nasdaq: ACXM), an enterprise data, analytics and software-as-a-service company, today announced financial results for its second quarter ended September 30, 2013.

Revenue was $276 million, down slightly compared to $277 million for the prior-year period. Income from operations decreased to $20 million in the current quarter, compared to $30 million in the prior year. Excluding unusual items, operating income for the quarter decreased 7 percent to $28 million as compared to $30 million in the prior year. Marketing and Data Services revenue increased 1 percent to $201 million in the quarter, compared to $199 million; IT Infrastructure Management revenue decreased 5 percent to $67 million in the current quarter compared to $70 million. Earnings per diluted share attributable to Acxiom stockholders were $0.13 in the current quarter compared to $0.21 in the prior-year quarter. Excluding unusual items, diluted earnings per share of $0.20 decreased slightly as compared to $0.21.

Operating cash flow was $170 million for the trailing twelve months, down 4 percent compared to $176 million for the comparable period a year ago. Free cash flow to equity was $69 million for the trailing twelve-month period, compared to $159 million for the comparable period. Free cash flow to equity for the prior-year trailing twelve-month period included $73 million in proceeds from the sale of the company’s background screening business. Free cash flow to equity is a non-GAAP financial measure. A reconciliation to the comparable GAAP measure, operating cash flow, is attached.

A schedule is attached to this release outlining the impact of the unusual items on the current and prior- year results.

“We are at an inflection point and starting the next chapter in our journey,” said Acxiom CEO Scott Howe. “We are a new company. Over the past two years we have worked to build a better business and to drive innovation. While it’s early, we are pleased with our launch of the Acxiom Audience Operating System and the resulting customer reaction and support.”

Second Quarter Highlights:

·
The company launched the Acxiom AOS™ during AdWeek in New York City on September 24. The AOS presents marketers with a comprehensive view of their audiences and allows one-to-one marketing capabilities at scale across all channels and devices.

·	Acxiom launched a new consumer portal. AboutTheData.com™ is the first online consumer portal which allows individuals to view and update marketing data that Acxiom’s clients use for digital marketing.

·
The company expects over the next 6 to 12 months to reduce its annual cost base by roughly $20 to $30 million. These reductions will not impact the company’s ongoing investment in the Audience Operating System or the continued investment in innovation.

·
Acxiom repurchased approximately 900,000 shares for $22.7 million during the quarter. Since inception of the share repurchase program in August 2011, the company has repurchased 12 million shares, or approximately 14.6 percent of the outstanding common stock, for $179 million. The company’s total share repurchase authorization is $200 million.

·
Acxiom announced a $600 million refinancing. Subsequent to the end of the quarter, Acxiom announced a refinancing of its credit facilities, consisting of a $300 million term loan and a $300 million undrawn revolving credit facility both maturing in October 2018. The proceeds of the term loan were used to repay the company’s existing $215 million term loan and for other general corporate purposes.

Segment Results:

·
Marketing and Data Services: Revenue for the second quarter increased slightly to $201 million, as compared to $199 million for the same period a year ago. U.S. revenue of $173 million increased 2 percent compared to $170 million in the prior period. Income from operations for the second quarter was $16 million, compared to $22 million in the prior period. Operating margin was 8 percent, compared to 11 percent in the previous year.

·
IT Infrastructure Management: Revenue for the second quarter decreased 5 percent to $67 million, compared to $70 million for the same period a year ago. Income from operations for the quarter was $12 million compared to $9 million in the comparable period. Operating margin was approximately 18 percent, compared to 12 percent.

·	Other Services: Revenue was $8 million, slightly down as compared to $9 million in the prior-year period. Operating margin was approximately 3 percent compared to a loss in the prior period.

Financial Guidance

The following projections are forward looking and are subject to certain risks and uncertainties that could cause actual results to differ materially as detailed in the Forward-Looking Statements section of this press release. Our guidance excludes unusual items. Acxiom’s estimates for fiscal 2014 are as follows:

·
We now expect revenue for the fiscal year to be down slightly as compared to $1.099 billion in fiscal 2013. The slight revenue decrease is driven principally by an expected decline in IT Infrastructure Management.

·	We continue to expect earnings per diluted share attributable to Acxiom shareholders to be roughly flat.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CST today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com. A slide presentation will be referenced during the call and can be accessed here.

Web Link to Financials

You may link to http://www.acxiom.com/FY14_Q2_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

Acxiom is an enterprise data, analytics and software-as-a-service company that uniquely fuses trust, experience and scale to fuel data-driven results. For over 40 years, Acxiom has been an innovator in harnessing the most important sources and uses of data to strengthen connections between people, businesses and their partners. Utilizing a channel and media neutral approach, we leverage cutting-edge, data-oriented products and services to maximize customer value. Every week, Acxiom powers more than a trillion transactions that enable better living for people and better results for our 7,000+ global clients. For more information about Acxiom, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call may contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share for fiscal 2014, statements regarding cost base reductions, and statements regarding future investments, new customers and new product launches and capabilities. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients, which could lead to decreases in our operating results; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices;

the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2013, which was filed with the Securities and Exchange Commission on May 29, 2013.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	September 30,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	200,952	198,602	2,350	1.2%
IT Infrastructure management services	66,825	70,061	(3,236)	(4.6%)
Other services	8,494	8,804	(310)	(3.5%)
Total revenue	276,271	277,467	(1,196)	(0.4%)

Operating costs and expenses:
Cost of revenue	207,394	209,164	(1,770)	(0.8%)
Selling, general and administrative	42,859	38,063	4,796	12.6%
Gains, losses and other items, net	6,387	32	6,355	19859.4%

Total operating costs and expenses	256,640	247,259	9,381	3.8%

Income from operations	19,631	30,208	(10,577)	(35.0%)
% Margin	7.1%	10.9%
Other expense:
Interest expense	(2,980)	(3,317)	337	10.2%
Other, net	(350)	(54)	(296)	(548.1%)

Total other expense	(3,330)	(3,371)	41	1.2%

Earnings before income taxes	16,301	26,837	(10,536)	(39.3%)

Income taxes	6,437	10,465	(4,028)	(38.5%)

Net earnings	9,864	16,372	(6,508)	(39.8%)

Less: Net gain (loss) attributable to noncontrolling interest	25	(139)	164	118.0%

Net earnings attributable to Acxiom	9,839	16,511	(6,672)	(40.4%)

Basic earnings per share:
Net earnings	0.13	0.22	(0.09)	(40.9%)
Net earnings attributable to Acxiom stockholders	0.13	0.22	(0.09)	(40.9%)

Diluted earnings per share:
Net earnings	0.13	0.21	(0.08)	(38.1%)
Net earnings attributable to Acxiom stockholders	0.13	0.21	(0.08)	(38.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Six Months Ended
	September 30,
			$	%
	2013	2012	Variance	Variance

Revenue:
Marketing and data services	388,745	391,084	(2,339)	(0.6%)
IT Infrastructure management services	136,210	140,351	(4,141)	(3.0%)
Other services	17,509	17,691	(182)	(1.0%)
Total revenue	542,464	549,126	(6,662)	(1.2%)

Operating costs and expenses:
Cost of revenue	411,900	418,475	(6,575)	(1.6%)
Selling, general and administrative	80,474	74,827	5,647	7.5%
Gains, losses and other items, net	6,387	192	6,195	3226.6%

Total operating costs and expenses	498,761	493,494	5,267	1.1%

Income from operations	43,703	55,632	(11,929)	(21.4%)
% Margin	8.1%	10.1%
Other expense:
Interest expense	(5,999)	(6,557)	558	8.5%
Other, net	(246)	(601)	355	59.1%

Total other expense	(6,245)	(7,158)	913	12.8%

Earnings before income taxes	37,458	48,474	(11,016)	(22.7%)

Income taxes	14,499	18,903	(4,404)	(23.3%)

Net earnings	22,959	29,571	(6,612)	(22.4%)

Less: Net loss attributable to noncontrolling interest	(60)	(273)	213	78.0%

Net earnings attributable to Acxiom	23,019	29,844	(6,825)	(22.9%)

Basic earnings per share:
Net earnings	0.31	0.39	(0.08)	(20.5%)
Net earnings attributable to Acxiom stockholders	0.31	0.39	(0.08)	(20.5%)

Diluted earnings per share:
Net earnings	0.30	0.38	(0.08)	(21.1%)
Net earnings attributable to Acxiom stockholders	0.30	0.38	(0.08)	(21.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Earnings before income taxes	16,301	26,837	37,458	48,474

Income taxes	6,437	10,465	14,499	18,903

Net earnings	9,864	16,372	22,959	29,571

Less: Net gain (loss) attributable to noncontrolling interest	25	(139)	(60)	(273)

Net earnings attributable to Acxiom	9,839	16,511	23,019	29,844

Earnings per share attributable to Acxiom stockholders:

Basic	0.13	0.22	0.31	0.39

Diluted	0.13	0.21	0.30	0.38

Unusual items:
Business separation expenses	2,186	-	2,186	-
Legal settlement accruals	3,200	-	3,200	-
Restructuring charges and other adjustments	3,187	32	3,187	192

Total unusual items	8,573	32	8,573	192

Earnings before income taxes and excluding unusual items	24,874	26,869	46,031	48,666

Income taxes	9,823	10,477	17,885	18,978

Non-GAAP net earnings	15,051	16,392	28,146	29,688

Less: Net gain (loss) attributable to noncontrolling interest	25	(139)	(60)	(273)

Non-GAAP net earnings attributable to Acxiom	15,026	16,531	28,206	29,961

Non-GAAP earnings per share attributable to Acxiom stockholders:

Basic	0.20	0.22	0.38	0.40

Diluted	0.20	0.21	0.37	0.39

Diluted weighted average shares	76,036	77,025	75,764	77,541

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Income from operations	19,631	30,208	43,703	55,632

Unusual items	8,573	32	8,573	192

Income from operations before unusual items	28,204	30,240	52,276	55,824

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	September 30,	September 30,
	2013	2012

Basic earnings per share:
Numerator - net earnings	9,864	16,372
Denominator - weighted-average shares outstanding	73,778	75,009
Basic earnings per share	0.13	0.22

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	9,839	16,511
Denominator - weighted-average shares outstanding	73,778	75,009
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.13	0.22

Diluted earnings per share:
Numerator - net earnings	9,864	16,372
Denominator - weighted-average shares outstanding	73,778	75,009
Dilutive effect of common stock options, warrants and restricted stock	2,258	2,016
	76,036	77,025

Diluted earnings per share	0.13	0.21

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	9,839	16,511
Denominator - weighted-average shares outstanding	73,778	75,009
Dilutive effect of common stock options, warrants, and restricted stock	2,258	2,016
	76,036	77,025

Diluted earnings per share - net earnings attributable to Acxiom stockholders	0.13	0.21

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Six Months Ended

	September 30,	September 30,
	2013	2012

Basic earnings per share:
Numerator - net earnings	22,959	29,571
Denominator - weighted-average shares outstanding	73,728	75,741
Basic earnings per share	0.31	0.39

Basic earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	23,019	29,844
Denominator - weighted-average shares outstanding	73,728	75,741
Basic earnings per share - net earnings attributable to Acxiom stockholders	0.31	0.39

Diluted earnings per share:
Numerator - net earnings	22,959	29,571
Denominator - weighted-average shares outstanding	73,728	75,741
Dilutive effect of common stock options, warrants and restricted stock	2,036	1,800
	75,764	77,541

Diluted earnings per share from continuing operations	0.30	0.38

Diluted earnings per share - net earnings attributable to Acxiom stockholders:
Numerator - net earnings attributable to Acxiom	23,019	29,844
Denominator - weighted-average shares outstanding	73,728	75,741
Dilutive effect of common stock options, warrants, and restricted stock	2,036	1,800
	75,764	77,541

Diluted earnings per share - net earningsattributable to Acxiom stockholders	0.30	0.38

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,	September 30,
Revenue:	2013	2012

Marketing and data services	200,952	198,602
IT Infrastructure management services	66,825	70,061
Other services	8,494	8,804

Total revenue	276,271	277,467

Income from operations:

Marketing and data services	16,014	22,262
IT Infrastructure management services	11,967	8,520
Other services	223	(542)
Corporate	(8,573)	(32)

Total income from operations	19,631	30,208

Margin:

Marketing and data services	8.0%	11.2%
IT Infrastructure management services	17.9%	12.2%
Other services	2.6%	-6.2%

Total margin	7.1%	10.9%

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,	September 30,
Revenue:	2013	2012

Marketing and data services	388,745	391,084
IT Infrastructure management services	136,210	140,351
Other services	17,509	17,691

Total revenue	542,464	549,126

Income from operations:

Marketing and data services	28,671	40,965
IT Infrastructure management services	22,728	17,351
Other services	877	(2,492)
Corporate	(8,573)	(192)

Total income from operations	43,703	55,632

Margin:

Marketing and data services	7.4%	10.5%
IT Infrastructure management services	16.7%	12.4%
Other services	5.0%	-14.1%

Total margin	8.1%	10.1%

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30,	March 31,	$	%
	2013	2013	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	216,616	222,974	(6,358)	(2.9%)
Trade accounts receivable, net	167,979	159,882	8,097	5.1%
Deferred income taxes	13,944	13,496	448	3.3%
Refundable income taxes	1,881	5,809	(3,928)	(67.6%)
Other current assets	60,052	58,935	1,117	1.9%

Total current assets	460,472	461,096	(624)	(0.1%)

Property and equipment	839,828	822,439	17,389	2.1%
Less - accumulated depreciation and amortization	617,492	591,687	25,805	4.4%

Property and equipment, net	222,336	230,752	(8,416)	(3.6%)

Software, net of accumulated amortization	34,385	24,471	9,914	40.5%
Goodwill	380,963	381,129	(166)	(0.0%)
Purchased software licenses, net of accumulated amortization	21,795	23,604	(1,809)	(7.7%)
Deferred costs, net	32,834	42,971	(10,137)	(23.6%)
Data acquisition costs	8,607	10,631	(2,024)	(19.0%)
Other assets, net	12,819	13,052	(233)	(1.8%)

	1,174,211	1,187,706	(13,495)	(1.1%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	13,560	16,105	(2,545)	(15.8%)
Trade accounts payable	28,628	35,786	(7,158)	(20.0%)
Accrued payroll and related expenses	37,803	62,390	(24,587)	(39.4%)
Other accrued expenses	77,822	68,270	9,552	14.0%
Deferred revenue	47,401	41,388	6,013	14.5%
Income taxes	567	637	(70)	(11.0%)

Total current liabilities	205,781	224,576	(18,795)	(8.4%)

Long-term debt	230,713	237,400	(6,687)	(2.8%)

Deferred income taxes	94,634	94,918	(284)	(0.3%)

Other liabilities	12,814	11,444	1,370	12.0%

Stockholders' equity:
Common stock	12,295	12,134	161	1.3%
Additional paid-in capital	912,446	885,184	27,262	3.1%
Retained earnings	616,985	593,966	23,019	3.9%
Accumulated other comprehensive income	12,754	11,423	1,331	11.7%
Treasury stock, at cost	(923,771)	(882,959)	(40,812)	(4.6%)
Total Acxiom stockholders' equity	630,709	619,748	10,961	1.8%
Noncontrolling interest	(440)	(380)	(60)	(15.8%)

Total equity	630,269	619,368	10,901	1.8%

	1,174,211	1,187,706	(13,495)	(1.1%)

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	September 30,

	2013	2012

Cash flows from operating activities:
Net earnings	9,864	16,372
Non-cash operating activities:
Depreciation and amortization	25,334	29,236
Loss on disposal or impairment of assets	-	1
Deferred income taxes	60	(2,063)
Non-cash stock compensation expense	3,709	3,150
Changes in operating assets and liabilities:
Accounts receivable	(7,004)	6,551
Other assets	(733)	(3,339)
Deferred costs	-	(627)
Accounts payable and other liabilities	6,641	(4,668)
Deferred revenue	2,650	(5,378)
Net cash provided by operating activities	40,521	39,235
Cash flows from investing activities:
Capitalized software	(7,660)	(4,074)
Capital expenditures	(9,269)	(8,178)
Data acquisition costs	(913)	(1,396)
Net cash used by investing activities	(17,842)	(13,648)
Cash flows from financing activities:
Payments of debt	(4,343)	(6,682)
Sale of common stock	12,804	3,974
Acquisition of treasury stock	(22,698)	(14,003)
Net cash used by financing activities	(14,237)	(16,711)
Effect of exchange rate changes on cash	544	246

Net change in cash and cash equivalents	8,986	9,122
Cash and cash equivalents at beginning of period	207,630	179,282
Cash and cash equivalents at end of period	216,616	188,404

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,975	3,277
Income taxes	9,924	19,971
Payments on capital leases and installment payment arrangements	2,339	4,384
Other debt payments	2,004	2,298

ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Six Months Ended

	September 30,

	2013	2012

Cash flows from operating activities:
Net earnings	22,959	29,571
Non-cash operating activities:
Depreciation and amortization	50,519	60,231
Loss on disposal or impairment of assets	-	25
Deferred income taxes	(528)	(3,466)
Non-cash stock compensation expense	6,889	5,803
Changes in operating assets and liabilities:
Accounts receivable	(5,864)	1,942
Other assets	145	(4,736)
Deferred costs	-	(1,274)
Accounts payable and other liabilities	(20,667)	(38,132)
Deferred revenue	3,917	(12,596)
Net cash provided by operating activities	57,370	37,368
Cash flows from investing activities:
Capitalized software	(13,614)	(7,747)
Capital expenditures	(18,189)	(11,716)
Data acquisition costs	(2,874)	(3,698)
Net cash used by investing activities	(34,677)	(23,161)
Cash flows from financing activities:
Payments of debt	(9,233)	(13,538)
Sale of common stock	18,559	5,735
Acquisition of treasury stock	(38,837)	(47,100)
Contingent consideration paid for prior acquisitions	-	(287)
Net cash used by financing activities	(29,511)	(55,190)
Effect of exchange rate changes on cash	460	(261)

Net change in cash and cash equivalents	(6,358)	(41,244)
Cash and cash equivalents at beginning of period	222,974	229,648
Cash and cash equivalents at end of period	216,616	188,404

Supplemental cash flow information:
Cash paid during the period for:
Interest	5,986	6,500
Income taxes	11,008	36,134
Payments on capital leases and installment payment arrangements	5,239	8,946
Other debt payments	3,994	4,592
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	-	2,157

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	YTD FY2014	TTM 9/30/12	TTM 9/30/13

Net cash provided (used) by operating activities	(1,867)	39,235	38,543	74,221	150,132	16,849	40,521	57,370	176,351	170,134

Less:
Disposition of operations	-	-	-	-	-	-	-	-	73,468	-
Capitalized software	(3,673)	(4,074)	(5,443)	(6,689)	(19,879)	(5,954)	(7,660)	(13,614)	(11,489)	(25,746)
Capital expenditures	(3,538)	(8,178)	(10,260)	(16,515)	(38,491)	(8,920)	(9,269)	(18,189)	(38,596)	(44,964)
Data acquisition costs	(2,302)	(1,396)	(2,766)	(2,106)	(8,570)	(1,961)	(913)	(2,874)	(11,460)	(7,746)
Payments on capital leases and installment payment arrangements	(4,562)	(4,384)	(4,002)	(3,566)	(16,514)	(2,900)	(2,339)	(5,239)	(18,299)	(12,807)
Other required debt payments	(2,294)	(2,298)	(2,250)	(3,515)	(10,357)	(1,990)	(2,004)	(3,994)	(11,340)	(9,759)

Total	(18,236)	18,905	13,822	41,830	56,321	(4,876)	18,336	13,460	158,635	69,112

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

									Q2 FY14 to Q2 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	YTD FY2014%		$
Revenue:
Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	388,745	1.2%	2,350
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	136,210	-4.6%	(3,236)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	17,509	-3.5%	(310)
Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	542,464	-0.4%	(1,196)

Operating costs and expenses:
Cost of revenue	209,311	209,164	208,848	213,317	840,640	204,506	207,394	411,900	-0.8%	(1,770)
Selling, general and administrative	36,764	38,063	37,482	41,681	153,990	37,615	42,859	80,474	12.6%	4,796
Gains, losses and other items, net	160	32	(126)	1,944	2,010	-	6,387	6,387	19859.4%	6,355

Total operating costs and expenses	246,235	247,259	246,204	256,942	996,640	242,121	256,640	498,761	3.8%	9,381

Income from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	43,703	-35.0%	(10,577)
% Margin	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	8.1%
Other expense
Interest expense	(3,240)	(3,317)	(3,178)	(2,959)	(12,694)	(3,019)	(2,980)	(5,999)	10.2%	337
Other, net	(547)	(54)	565	188	152	104	(350)	(246)	-548.1%	(296)
Total other expense	(3,787)	(3,371)	(2,613)	(2,771)	(12,542)	(2,915)	(3,330)	(6,245)	1.2%	41

Earnings before income taxes	21,637	26,837	24,285	17,418	90,177	21,157	16,301	37,458	-39.3%	(10,536)
Income taxes	8,438	10,465	9,836	4,319	33,058	8,062	6,437	14,499	-38.5%	(4,028)

Net earnings	13,199	16,372	14,449	13,099	57,119	13,095	9,864	22,959	-39.8%	(6,508)

Less: Net gain (loss) attributable
to noncontrolling interest	(134)	(139)	(76)	(139)	(488)	(85)	25	(60)	118.0%	164

Net earnings attributable to Acxiom	13,333	16,511	14,525	13,238	57,607	13,180	9,839	23,019	-40.4%	(6,672)

Diluted earnings per share - net earnings attributable
to Acxiom stockholders	0.17	0.21	0.19	0.18	0.75	0.17	0.13	0.30	-38.1%	(0.08)

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

									Q2 FY14 to Q2 FY13
	06/30/12	09/30/12	12/31/12	03/31/13	YTD FY2013	06/30/13	09/30/13	YTD FY2014%		$

Revenue:

Marketing and data services	192,482	198,602	195,146	202,510	788,740	187,793	200,952	388,745	1%	2,350
IT Infrastructure management services	70,290	70,061	69,916	65,202	275,469	69,385	66,825	136,210	-5%	(3,236)
Other services	8,887	8,804	8,040	9,419	35,150	9,015	8,494	17,509	-4%	(310)

Total revenue	271,659	277,467	273,102	277,131	1,099,359	266,193	276,271	542,464	0%	(1,196)

Marketing and data services	18,703	22,262	18,186	20,866	80,017	12,657	16,014	28,671	-28%	(6,248)
IT Infrastructure management services	8,831	8,520	9,622	2,357	29,330	10,761	11,967	22,728	40%	3,447
Other services	(1,950)	(542)	(1,036)	(1,090)	(4,618)	654	223	877	141%	765
Corporate	(160)	(32)	126	(1,944)	(2,010)	-	(8,573)	(8,573)	-26691%	(8,541)

Total income from operations	25,424	30,208	26,898	20,189	102,719	24,072	19,631	43,703	-35%	(10,577)

Margin:

Marketing and data services	9.7%	11.2%	9.3%	10.3%	10.1%	6.7%	8.0%	7.4%
IT Infrastructure management services	12.6%	12.2%	13.8%	3.6%	10.6%	15.5%	17.9%	16.7%
Other services	-21.9%	-6.2%	-12.9%	-11.6%	-13.1%	7.3%	2.6%	5.0%

Total	9.4%	10.9%	9.8%	7.3%	9.3%	9.0%	7.1%	8.1%